As filed with the Securities and Exchange Commission on August 23, 2001
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                  INNOVEX, INC.
             (Exact name of registrant as specified in its charter)

                  MINNESOTA                                41-1223933
(State or other jurisdiction of incorporation           (I.R.S. Employer
               or organization)                        Identification No.)

                            5540 PIONEER CREEK DRIVE
                              MAPLE PLAIN, MN 55359
              (Address of Principal Executive Offices and zip code)

                           --------------------------

                                  INNOVEX, INC.
                           2000 RESTRICTED STOCK PLAN
                            (Full title of the Plan)

                           --------------------------

               William Murnane                              Copy to:
    President and Chief Executive Officer               Charles P. Moorse
                Innovex, Inc.                      Lindquist & Vennum P.L.L.P.
          5540 Pioneer Creek Drive                       4200 IDS Center
           Maple Plain, MN  55359                    80 South Eighth Street
               (763) 479-5300                         Minneapolis, MN 55402
   (Name, address, including zip code and                (612) 371-3211
   telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
                                    Proposed       Proposed
      Title of Securities            Maximum        Maximum
        to be Registered             Amount        Offering      Aggregate      Amount of
                                      to be          Price       Offering     Registration
                                   Registered      Per Share       Price           Fee
--------------------------------------------------------------------------------------------
Common Stock,                    150,000 shares     $3.50(1)    $525,000(1)       $131.25
$.04 par value to be issued
pursuant to the Innovex, Inc.
2000 Restricted Stock Plan
--------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on August 16, 2001.

                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2000.

         (b) The Definitive Proxy Statement dated December 15, 2000 for the 2001 Annual Meeting of Shareholders held on December 15, 2000.

         (c) The Quarterly Reports of the Company on Form 10-Q for the quarters ended December 31, 2000, March 31, 2001 and June 30, 2001.

         (d) The description of the Company's Common Stock as set forth in the Company's Form 8-A Registration Statement dated January 29, 1985, which became effective as of July 31, 1985 (Registration No. 0-13143), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Incorporated by reference to Part II, Item 3, Paragraph "d".

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Articles of Incorporation. The Company's Articles of Incorporation provides that no director of the corporation may be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) under section 302A.559 or 80A.23 of Minnesota Statutes; (iv) for any transaction from which the director derived any improper personal benefit; or
(v) for any act or omission occurring prior to February 29, 1988 (the effective date of the indemnification provisions in the Company's Articles of Incorporation).

         Statutory Provisions. Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

         (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

         (2)      Acted in good faith;

         (3) Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

         (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

         (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
-------

4.1      Innovex, Inc. 2000 Restricted Stock Plan

5.1      Opinion of Lindquist & Vennum P.L.L.P.

23.1     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2     Consent of Grant Thornton LLP, independent certified public accountants

24.1     Power of Attorney (set forth on the signature page hereof)


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


Item 9.  Undertakings.

(a) The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maple Plain, State of Minnesota, on August 16, 2001.

                                  INNOVEX, INC.

                                  By       /s/ William P. Murnane
                                     -------------------------------------------
                                        William P. Murnane, President and
                                        Chief Executive Officer


                                POWER OF ATTORNEY

         The undersigned officers and directors of Innovex, Inc. hereby constitute and appoint William Murnane and Thomas Paulson, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on August 21, 2001 in the capacities indicated.

Signature
---------

   /s/ Thomas W. Haley                       /s/ Bernt M. Tessem
---------------------------------------   --------------------------------------
Thomas W. Haley, Chairman of the Board,   Bernt M. Tessem, Director
Director


   /s/ Thomas Paulson                        /s/ Gerald M. Bestler
---------------------------------------   --------------------------------------
Thomas Paulson, Senior Vice President     Gerald M. Bestler, Director
and Chief Financial Officer


   /s/ William P. Murnane                    /s/ Frank L. Farrar
---------------------------------------   --------------------------------------
William P. Murnane, President and         Frank L. Farrar, Director
Chief Executive Officer, Director


   /s/ Michael C. Slagle                     /s/ Elick Eugene Hawk
--------------------------------------    --------------------------------------
Michael C. Slagle, Director               Elick Eugene Hawk, Director


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